PROXY CARD [PRELIMINARY COPY]
                          AMYLIN PHARMACEUTICALS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                    [ ], 2009
GOLD PROXY CARD                                                  GOLD PROXY CARD
                           THIS PROXY IS SOLICITED BY:
                                ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                        ICAHN PARTNERS MASTER FUND II LP
                        ICAHN PARTNERS MASTER FUND III LP

VOTE BY INTERNET                  VOTE BY TELEPHONE                 VOTE BY MAIL
       [ ]                               [ ]
Have this form available     Call toll-free on a touch-tone  Mark, date and sign
when you visit the secure    phone, 24 hours a day, seven    this voting direc-
voting site and follow the   days a week.  Have this form    tion form and mail
simple instructions. You may available when you call and     promptly in the
elect to receive an e-mail   follow the simple instructions. postage-paid envel-
confirmation of your vote.                                   ope. Do not return
                                                             the card if you
                                                             vote by telephone
                                                             or by Internet.

                  YOUR VOTE, WHETHER BY INTERNET, TELEPHONE OR
                     MAIL, MUST BE RECEIVED NO LATER THAN [ ]
                    PM, EASTERN TIME, ON [ ], TO BE INCLUDED
                             IN THE VOTING RESULTS.

The undersigned hereby appoints and constitutes each of Alexander J. Denner and Mayu Sris (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Amylin Pharmaceuticals, Inc. ("Amylin") to be held on [ ]at [ ]local time, and at any adjournment or postponement or continuations thereof (the "Annual Meeting"), hereby revoking any proxies previously given, to vote all shares of Common Stock of Amylin held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting (provided, however, that the persons named above will be permitted to use such discretionary authority only for matters which they do not know, a reasonable time before the solicitation, are to be presented at the meeting).

     IF NO DIRECTION IS MADE, THE PERSONS NAMED IN THIS GOLD PROXY CARD WILL VOTE YOUR SHARES: FOR DR. ALEXANDER J. DENNER, DR. THOMAS F. DEUEL, MR. JULES HAIMOVITZ, DR. PETER LIEBERT AND DR. DAVID SIDRANSKY FOR DIRECTOR; FOR THE PERSONS WHO HAVE BEEN NOMINATED BY AMYLIN TO SERVE AS DIRECTORS, OTHER THAN [ ] (V) FOR PROPOSALS [ ]; AND AGAINST PROPOSALS [ ].


                      SIGN, DATE AND MAIL YOUR PROXY TODAY
                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

ICAHN PARTNERS, ICAHN MASTER, ICAHN MASTER II, AND ICAHN MASTER III EACH RECOMMEND A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW, "FOR" PROPOSALS [ ], AND "AGAINST PROPOSALS [ ]. [PRELIMINARY COPY]

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

    STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY.

    YOUR VOTE IS VERY IMPORTANT TO US.

1.  Election of directors -- Nominees:   [ ]        [ ]           [ ]
    (01) Dr. Alexander J. Denner         FOR ALL    WITHHELD      FOR ALL
    (02) Dr. Thomas F. Deuel             NOMINEES   FROM ALL      EXCEPT
    (03) Mr. Jules Haimovitz                        NOMINEES
    (04) Dr. Peter Liebert
    (05) Dr. David Sidransky
    The persons who have been nominated by Amylin to serve as directors, other than

    The Icahn Parties are NOT seeking authority to vote for and WILL NOT exercise any authority to vote for [ ]. There is no assurance that any of the Amylin nominees will serve as directors if any or all of the Icahn Parties' nominees are elected to the Board. You should refer to the proxy statement and form of proxy distributed by Amylin for the names, background, qualifications and other information concerning the Amylin nominees.

    NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOU MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR THE PERSONS WHO HAVE BEEN NOMINATED BY AMYLIN TO SERVE AS DIRECTORS OTHER THAN [ ] BY WRITING THE NAMES OF SUCH NOMINEES BELOW. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

-------------------------------------------------------------------------------


2.  North Dakota Reincorporation Proposal          [ ]     [ ]        [ ]
                                                   FOR     AGAINST    ABSTAIN


3.  Amylin's 2009 Equity Incentive Plan            [ ]     [ ]        [ ]
                                                   FOR     AGAINST    ABSTAIN


4.  Amendment to the 2001 Employee Stock           [ ]     [ ]        [ ]
    Purchase Plan                                  FOR     AGAINST    ABSTAIN


5.  Ratification of appointment of Independent     [ ]     [ ]        [ ]
    Registered Public Accounting Firm              FOR     AGAINST    ABSTAIN



    Please be sure to sign and date this Proxy.


      -----------------------------------------------------------   ------------
               SIGNATURE(S) OF STOCKHOLDER(S)                       DATE

      -----------------------------------------------------------   ------------
               SIGNATURE(S) IF HELD JOINTLY



      --------------------------------------------------------------------------
      TITLE, IF ANY